                                                                   Exhibit 10.55

                            WIRELESS BROADBAND SYSTEM
                               SERVICES AGREEMENT

                                     BETWEEN

                                 MOTOROLA, INC.

                                       AND

                                CLEARWIRE US LLC

                        MOTOROLA/CLEARWIRE CONFIDENTIAL

[* * * Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Act of 1933, as amended]

                            WIRELESS BROADBAND SYSTEM

                               SERVICES AGREEMENT

     This Wireless Broadband System Services Agreement ("Services Agreement") is between Motorola, Inc., a Delaware corporation, ("Motorola", which term will also mean, where the context requires, Motorola subsidiaries or subcontractors involved in providing services or materials for this Purchase Agreement) and Clearwire US LLC, a Nevada limited liability company ("Clearwire" which term will also mean, where the context requires, "Clearwire Affiliates").

                                    RECITALS:

1. Clearwire has obtained or will obtain a license to operate wireless broadband communications systems in the United States and other countries.

2. Motorola desires to sell and Clearwire may choose to purchase services for Clearwire's (and Clearwire's Affiliates) Wireless Broadband Infrastructure System (as hereinafter defined) as set forth in this Services Agreement and in the attached Exhibits, all of which are incorporated herein.

                                   AGREEMENT:

     The parties agree as follows:

1. DEFINITIONS (capitalized terms used within a definition are defined in this Section in alphabetical order). Defined terms will be capitalized throughout this Services Agreement and will be read in the singular, plural or the tense as the context requires. Definitions are contained in Exhibit "D".

2.   SCOPE OF AGREEMENT

     2.1 Motorola will furnish to Clearwire (or Clearwire Affiliates, as applicable), and Clearwire may purchase from Motorola the Services as defined herein and listed within Exhibit "A".

     2.2 This Services Agreement may be canceled only upon the terms and conditions contained herein.

     2.3 Affiliates of Clearwire may also purchase Services from Motorola under this Services Agreement and Clearwire will guarantee payment for any Services Motorola provides.

     2.4 Examples of potential Services are contained in Exhibit "B", Deployment Program examples, and the following listing of Services:

               - Planning and Design of Network, including capacity and coverage considerations

               -    Site selection

               -    Installation and commissioning of network elements

               -    Integration of Network Elements into network

               -    Acceptance testing of network

               -    Program management and project administration

               - Design, provision and integration of Network Management System to manage network from a single NOC

               - Custom OSS Integration to interface to existing (or supply new) CRM, Order Manager, Subscriber provisioning and Activation, Network Inventory, Performance and SLA Monitoring, Service Assurance solutions


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               -    Billing integration

               -    Over-the-air Provisioning of hand sets and CPE

               - Network Performance and Optimization including SLA and QoS management

               - Network Security design, including provision of appropriate firewalls and intrusion detection and prevention devices

               -    Security vulnerability assessment and remediation services

               -    Security monitoring and management

               -    Network operations and maintenance

               -    Spares management

     2.5  [***]

3.   OBLIGATIONS OF CLEARWIRE

     Clearwire will:

     3.1 Make the payments according to the schedule set forth in Section 5 of this Services Agreement.

     3.2 Perform all of its other obligations set out in this Services Agreement and the Exhibits attached hereto.

4.   OBLIGATIONS AND REPRESENTATIONS OF MOTOROLA

     With regard to providing Services, Motorola will:

     4.1 Comply with the SOW for the specific project agreed between the parties.

     4.2 Otherwise perform all of its obligations under this Agreement and Exhibits for the particular Service to be provided.

5.   PAYMENT AND PRICING

     Clearwire will pay to Motorola the price for the particular Services, as set forth in Exhibit "A", in U.S. dollars (except as may be specifically set forth below) and according to the following terms and payment schedules:

     5.1  General Payment Terms

          5.1.1 Clearwire will be invoiced [***] for installation or training Services rendered upon their completion. Payment for other Services are as mutually agreed in writing or as listed in Exhibit "A".

          5.1.2 Payment for all service and related materials will be net [***] from invoice date.

          5.1.3 Clearwire will be responsible for the payment of all applicable sales, use, retailers occupation, excise, property and other assessments in the nature of taxes however designated, on the Products and Services provided to Clearwire pursuant to this Agreement, exclusive however, of any taxes measured by




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               Motorola's net income or based on Motorola's franchise. Personal property taxes assessable on the Products will be the responsibility of Clearwire. To the extent Motorola is required by law to collect such taxes (state or local), one hundred percent (100%) thereof will be added to invoices as separately stated charges and paid in full by Clearwire, unless the Clearwire is exempt from such taxes and furnishes Motorola with a certificate of exemption in a form reasonably acceptable to Motorola. In the event Clearwire claims exemption from sales, use or other such taxes under this Agreement, Clearwire will hold Motorola harmless from any and all subsequent assessments levied by a proper taxing authority for such taxes, including interest, penalties and late charges.

          5.1.4 Clearwire will use commercially reasonable efforts to notify Motorola of any disputed amounts under any invoice in writing prior to the invoice due date; provided that Clearwire shall pay to Motorola the undisputed portion of any invoice within the time frame set forth in Section 5.1.1. Clearwire's failure to notify Motorola of any disputed amount prior to the invoice due date will not constitute a waiver by Clearwire of any dispute regarding any previously paid invoice; provided that, in no event shall Clearwire dispute any invoice submitted by Motorola hereunder more than [***] after the date of such invoice. For any undisputed amount due hereunder which remains unpaid, Clearwire will pay Motorola a service fee at the rate of [***] of the amount due for each month or portion thereof that the amount remains unpaid.

6.   WARRANTIES

     6.1  SERVICES WARRANTY

          Motorola represents and warrants that all Services provided hereunder will be performed in a good and workmanlike manner and in accordance with Motorola's specifications. In the event that Clearwire reasonably determines that any work has not been performed in a good and workmanlike manner or in accordance with the specifications, Clearwire will promptly notify Motorola. If Motorola determines that the Services were defective, then Motorola will take prompt remedial action to repair or replace the defective Services at Motorola's cost and expense.

     6.2 THE WARRANTIES IN THIS AGREEMENT ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE SPECIFICALLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. FURTHERMORE, BECAUSE EACH WIRELESS RADIOTELEPHONE SYSTEM IS UNIQUE, MOTOROLA DISCLAIMS LIABILITY FOR RANGE, COVERAGE, SUBSCRIBER CAPACITY, SERVICE LEVEL OR OPERATION OF THE SYSTEM, AS A WHOLE, EXCEPT AS SPECIFICALLY SET FORTH IN THE WARRANTIES CONTAINED IN THIS AGREEMENT.

7.   CONFIDENTIALITY

During the entire term of this Agreement, Section 1 of the Side Agreement between Clearwire and Motorola, dated June 28, 2006, applies to define Confidential Information, each party's use of the other's Confidential Information, and dissemination of information about this Agreement to third parties in any form.

8.   TRADEMARK AND PUBLICITY

     Nothing contained in this Services Agreement will be construed as conferring any right to use any name, trademark or other designation of either party hereto, including any contraction, abbreviation or simulation of any of the foregoing, in advertising, publicity or marketing activities.




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     Any publicity, advertising, etc. with regard to this Services Agreement or the System which mentions the other party will be mutually agreed upon prior to use.

9.   FORCE MAJEURE

     Except for payment due, neither party will be liable for any delay or failure to perform due to any cause beyond its reasonable control. Causes include strikes, acts of God, interruptions of transportation. The delivery schedule will be considered extended by a period of time equal to the time lost because of any excusable delay.

10.  TERMINATION

     10.1 Either party may terminate this Services Agreement without liability by notice pursuant to Section 18 if the other makes a general assignment for the benefit of creditors, or if a petition in bankruptcy or under any insolvency law is filed by or against the other and such petition is not dismissed within [***] after it has been filed or the other commits a material breach of its obligations hereunder. However, in the case of any such breach which is capable of being cured, neither party will terminate this Services Agreement unless and until the other will have failed to make good such default within [***] after it will have been served with a notice requiring that such default be made good and stating its intention to terminate the Services Agreement if compliance with the notice is not met.

     10.2 The termination of this Services Agreement will not affect or prejudice any provisions of this Services Agreement, which are expressly or by implication provided to continue in effect after such termination.

11.  INDEMNIFICATION; LIMITATION OF LIABILITY

     During the term of this Services Agreement, the parties will indemnify and hold harmless each other together with their officers, agents and employees from any and all loss, damage, expense, judgment, lien, suit, cause of action, demand or liability for personal injury, including death and tangible property damage, which may be imposed on or incurred by one party arising directly out of the negligent acts or omissions of the other, its agents, subcontractors, or employees during the performance of any work hereunder. The offending party will, at its sole expense, defend any suit based upon a claim or cause of action and satisfy any judgment that may be rendered against the other resulting therefrom, provided that the offending party will be given (i) prompt notice of any such claim or suit; and (ii) full opportunity to defend such suit The offended party may, at its election, participate in the defense and will cooperate fully in defending any claim or suits. The offending party will pay all costs, expenses, and reasonable attorney's fees incurred by the offended party in connection with any such claim or suit or in enforcing this indemnity provision, provided a valid claim is presented.

     EXCEPT AS PROVIDED IN THIS SECTION 11 AND BREACHES OF CONFIDENTIALITY, NEITHER PARTY, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PATENT INFRINGEMENT, COPYRIGHT INFRINGEMENT OR OTHERWISE, WILL HAVE ANY LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT OR REVENUES, LOSS OF USE OF THE PRODUCTS OR ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COST OF SUBSTITUTE PRODUCTS, FACILITIES OR SERVICE, OR DOWNTIME COSTS. EXCEPT FOR THE INDEMNITY OBLIGATION IN THIS SECTION 11, BREACHES OF CONFIDENTIALITY AND FOR PAYMENTS DUE, A PARTY'S TOTAL LIABILITY TO THE OTHER FOR ANY BREACH OF THIS SERVICES AGREEMENT WILL IN NO EVENT EXCEED THE GREATER OF [***] OR THE TOTAL VALUE OF. SERVICES INVOICED BY MOTOROLA TO CLEAR WIRE IN THE PRIOR [***]




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12.  CHANGES

     Certain changes may be made within the scope of this Services Agreement without formal amendment thereto by written "Change Orders" signed by duly-authorized representatives of both parties.

     Within ten (10) days of the signing of this Services Agreement, the parties will agree, in writing, on the authority of their respective duly authorized representatives, to sign such Change Orders on their behalf.

13.  ASSIGNMENT

     The Services Agreement will accrue to the benefit of and be binding upon the parties hereto and any successor entity into which either party will have been merged or consolidated or to which either party will have sold or transferred all or substantially all its assets, but it will not be otherwise assigned by either party (other than an assignment by operation of law), without the prior written consent of the other party. It is the intention of the parties that the exclusive and preferred supplier commitments survive any change of control of Clearwire. The parties agree that any consent to a requested assignment will not be unreasonably withheld or delayed.

14.  GOVERNING LAW

     The laws of the State of New York, USA, will govern the validity, performance and all matters relating to the effect of this Services Agreement and any amendment hereto.

15.  EXPORT CONTROLS

     15.1 If, at the time or times of Motorola's performance hereunder, a validated export license is required for Motorola, or its subcontractor, to lawfully export the goods or technical data from the United States of America or the such other country of origin, then the issuance of such license to Motorola, or its subcontractor in accordance with the rules and regulations of the applicable country(ies), will constitute a condition precedent to Motorola's performance of its obligations hereunder. Motorola will apply for the export license for the products supplied hereunder based upon information timely supplied by the Clearwire. Clearwire is responsible for any applicable import license requirements. Clearwire and Motorola acknowledge and agree that any delay in the grant of such licenses and/or approvals may impact the schedule of performance.

     15.2 If, at the time or times of Motorola's performance hereunder, regulatory approval is required for the provision of Services or any part thereof, then such approval will constitute a condition precedent to Motorola's performance of its obligations hereunder.

     15.3 Clearwire and Motorola agree to comply with all applicable export laws and regulations of the United States of America or such other country of origin.

16.  ORDER OF PRECEDENCE

     IN the event of an inconsistency in this Services Agreement, the inconsistency will be resolved by giving precedence in the following order:

     16.1 Exhibit "A" and all duly executed amendments to Exhibit "A";

     16.2 All other Exhibits and all duly executed amendments to said Exhibits (provided, however, that Exhibit "B" is a list of examples of possible areas of Service); and

     16.3 This Services Agreement and duly executed amendments to this Services Agreement, with the latest amendment taking precedence over earlier amendments.


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

17.  LANGUAGE OF AGREEMENT

     In the event that this Services Agreement is translated into any other language, the English language version hereof will take precedence and govern.

18.  NOTICE

     18.1 Notices required to be given by one party to another will be in the English language unless expressly agreed otherwise. Said notices will be deemed properly given if reduced to writing and personally delivered or transmitted by registered or certified post to the address below, postage prepaid, and will be effective upon receipt.

          18.1.1 Motorola will send notices as follows:

               Clearwire US LLC
               5808 Lake Washington Blvd. NE, Suite 300
               Kirkland, WA 98033
               Attention: Chief Executive Officer

               With a copy to:
               Clearwire US LLC
               5808 Lake Washington Blvd. NE, Suite 300
               Kirkland, WA 98033
               Attention: Legal Department

               And with a copy to:
               Davis Wright Tremaine LLP
               2600 Century Square
               1501 Fourth Avenue
               Seattle, WA 98101
               Attention: Julie Weston

          18.1.2 Clearwire will send notices as follows:

               Motorola, Inc.
               1501 W. Shure Drive
               Arlington Heights, II. 60004
               Fax 847-632-2683

          Attention: Clearwire Program Management

          CC: Senior Commercial Attorney, Law Department

     18.2 Either party may change the addresses for giving notice from time to time by written instructions to the other of such change of address.

19.  SURVIVAL OF PROVISIONS

     The parties agree that where the context of any provision indicates an intent that it will survive the term of this Services Agreement then it will survive.

20.  WAIVER

     Failure or delay on the part of Motorola or Clearwire to exercise any right, power or privilege hereunder will not operate as a waiver thereof.


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

21.  SEVERABIL1TY

     In the event any one or more of the provisions of this Services Agreement is held to be unenforceable under applicable law, (a) such unenforceability will not affect any other provision of this Services Agreement; (b) this Services Agreement will be construed as if said unenforceable provision had not been contained therein; and (c) the parties will negotiate in good faith to replace the unenforceable provision by such as has the effect nearest to that of the provision being replaced.

22.  AUTHORITY

     Each party hereto represents and warrants that (i) it has obtained all necessary approvals, consents and authorizations of third parties and governmental authorities to enter into this Services Agreement and to perform and carry out its obligations hereunder; (ii) the persons executing this Agreement on its behalf have express authority to do so, and, in so doing, to bind the party thereto; (iii) the execution, delivery and performance of this Services Agreement does not violate any provision of any bylaw, charter, regulation or any other governing authority of the party; and (iv) the execution, delivery and performance of this Services Agreement has been duly authorized by all necessary partnership or corporate action and this Services Agreement is a valid and binding obligation of such party, enforceable in accordance with its terms.

23.  TERM

     The initial term of this Agreement will be for eight (8) years from the Effective Date. This Agreement will be automatically renewed for consecutive one (1) year terms unless either party notifies the other party in writing of its intent to terminate the Agreement at least 120 days prior to the expiration of the initial term or any renewal thereof.

24.  COVENANT NOT TO EMPLOY

     During the period of time beginning with the execution of this Agreement and ending at the conclusion of the initial term, Clearwire will not employ or offer employment to any employee formerly employed by NextNet Wireless, Inc. and who became an employee of Motorola on the Effective Date who is involved in the performance of Services to Clearwire. If at any time this provision is found to be overly broad under the laws of an applicable jurisdiction, then this provision will be modified as necessary to conform to such laws rather than be stricken.

25.  UNITED STATES OF AMERICA ("U.S.") - GOVERNMENT COMPLIANCE

     This Agreement is a commercial contract and is governed by the terms and conditions negotiated by the parties. Clearwire represents and warrants that: (i) it is not a governmental entity; (ii) it is not owned in whole or in part, directly or indirectly, by any governmental entity; (iii) the purchases contemplated under this Agreement will not be financed using any funds obtained from any government entity (including, without limitation, OPIC, Eximbank or other similar agencies); and (iv) there is no other basis on which any regulations, decrees or laws applicable to sales to a governmental entity could be deemed applicable to this Agreement. The term "governmental entity," as used herein, will include agencies and instrumentalities of U.S. federal, state and local governments as well as of governments outside of the U.S.

     In the event that Clearwire elects to sell the products to a governmental entity, Motorola makes no representations with respect to the ability of its goods, services, or prices to satisfy any statutes, regulations or provisions relating to such governmental sales.

26.  ENTIRE AGREEMENT

     This Services Agreement and the Exhibits hereto, together with Section 1 of the Side Agreement referred to in Section 7, constitute the entire understanding between the parties concerning the provision of Services to Clearwire and supersede all prior discussions, agreements and


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     representations, whether oral or written and whether or not executed by
     Motorola and Clearwire. No modification, amendment or other change may be made to this Services Agreement or any part thereof unless reduced to writing and executed by authorized representatives of both parties.

     The terms and conditions of this Services Agreement will prevail notwithstanding any variance with the terms and conditions of any order submitted by Clearwire following execution of this Services Agreement. In no event will the preprinted terms and conditions found on any Clearwire purchase order, acknowledgment or other form be considered an amendment or modification of this Services Agreement, even if such documents are signed by representatives of both parties; such preprinted terms and conditions will be null and void and of no force and effect

27.  COUNTERPARTS

     This Services Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same instrument. Facsimile or digital signatures will be treated as originals.

                            [Signature page follows]


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

     Executed as of this 29th day of August, 2006 ("Effective Date").

MOTOROLA, INC.                          CLEARWIRE US LLC


By: /s/ C. F. WRIGHT                    By:
    ---------------------------------       ------------------------------------
    (Signature)                             (Signature)
Name: C. F. WRIGHT                      Name:
      (Print - Block Letters)                 ----------------------------------
                                              (Print - Block Letters)
Title: SENIOR VICE-PRESIDENT            Title:
       (Print - Block Letters)                 ---------------------------------
                                               (Print - Block Letters)
Date: 8/29/06                           Date:
                                              ----------------------------------

Clearwire Corporation hereby guarantees payment of the purchase price for any Services purchased by Clearwire or any Clearwire Affiliate under this Agreement, subject to the exercise of any rights of Clearwire or such Clearwire Affiliate with respect to such payment. Motorola need not exhaust remedies against Clearwire and Clearwire Affiliates (other than to demand payment and to allow for the passage of the applicable cure period) prior to pursuing this guarantee of Clearwire Corporation.

CLEARWIRE CORPORATION


By:
    ---------------------------------
    (Signature)
Name:
      -------------------------------
      (Print - Block Letters)
Title:
       ------------------------------
       (Print - Block Letters)
Date:
      -------------------------------

     Executed as of this 29th day of August, 2006 ("Effective Date").

MOTOROLA, INC.                          CLEARWIRE US LLC


By:                                     By: /s/ Benjamin G. Wolff
    ---------------------------------       ------------------------------------
    (Signature)                             (Signature)
Name:                                   Name: Benjamin G. Wolff
      -------------------------------         (Print - Block Letters)
      (Print - Block Letters)           Title: Co-President & Co-CEO
Title:                                         (Print - Block Letters)
       ------------------------------   Date: 8/29/06
       (Print - Block Letters)
Date:
      -------------------------------

Clearwire Corporation hereby guarantees payment of the purchase price for any Services purchased by Clearwire or any Clearwire Affiliate under this Agreement, subject to the exercise of any rights of Clearwire or such Clearwire Affiliate with respect to such payment. Motorola need not exhaust remedies against Clearwire and Clearwire Affiliates (other than to demand payment and to allow for the passage of the applicable cure period) prior to pursuing this guarantee of Clearwire Corporation.

CLEARWIRE CORPORATION


By: /s/ Benjamin G. Wolff
    ---------------------------------
    (Signature)
Name: Benjamin G. Wolff
      (Print - Block Letters)
Title: Co-President & Co-CEO
       (Print-Block Letters)
Date: 8/29/06

                                   EXHIBIT "A"
                                     TO THE
                            WIRELESS BROADBAND SYSTEM
                               SERVICES AGREEMENT

                             SERVICES AND PRICE LIST

1. TBD based on quotes for specific Services.

2. Other Services or Training may be added by mutual agreement of the parties and Motorola may provide quotes for specific Services for Clearwire's consideration.

                                   EXHIBIT "B"
                                     TO THE
                            WIRELESS BROADBAND SYSTEM
                               SERVICES AGREEMENT

[***]



                                       B-1

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[***]

[***]

[***]

[***]



                                       B-5

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[***]



                                       B-6

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                                   EXHIBIT "C"

                                      TO THE
                            WIRELESS BROADBAND SYSTEM
                                SERVICES AGREEMENT

                                     RESERVED

                                   EXHIBIT "D"

                                      TO THE
                            WIRELESS BROADBAND SYSTEM
                                SERVICES AGREEMENT

                                   DEFINITIONS

ACCEPTANCE TEST PLAN

The agreed-upon testing described and administered after installation services.

CLEARWIRE AFFILIATES

Entities which are controlled with greater than 50% ownership by Clearwire.

EQUIPMENT

The Motorola-supplied hardware for the System, but excluding Subscriber
Equipment.

PRODUCT

All Equipment and Software purchased for use in Clearwire's wireless broadband network.

SERVICES

Those Motorola functions included in this Services Agreement including, but not limited to, the listing of functions in Section 2.4, and such other functions as may be more fully set forth in Exhibit "A" or an individual SOW.

SOFTWARE

The object-code computer programs, including Firmware object code, licensed by Motorola for use solely in conjunction with the Equipment, which enables the Equipment to perform their functions and procedures. Any reference to Software being "sold" or "purchased" is understood in fact to be a reference in fact to the Software being licensed.

SUBSCRIBER EQUIPMENT

Any device or portable radiotelephone equipment intended for System use, whether or not in actual use.


                                       D-1